E.piphany Announces Third Quarter Results

SAN MATEO, Calif. - October 20, 2003 - E.piphany, Inc. (Nasdaq:EPNY) today announced results for the quarter ended September 30, 2003.

      For the quarter ended September 30, 2003, the company reported revenues of $24.2 million, compared to revenues of $19.8 million in the third quarter of 2002. Third quarter license revenues were $10.2 million and service revenues were $14.0 million, representing 42% and 58% of total revenues, respectively. Net loss under generally accepted accounting principles ("GAAP") for the quarter was $4.3 million, or $(0.06) per share, compared to a net loss under GAAP of $13.6 million, or $(0.19) per share during the third quarter of 2002. On a non-GAAP basis, net loss for the quarter excluding the amortization of purchased technology and intangibles, stock-based compensation and restructuring costs was $3.1 million, or $(0.04) per share, compared to a non-GAAP net loss of $10.5 million, or $(0.15) per share during the third quarter of 2002.

      For the nine months ended September 30, 2003, E.piphany reported total revenues of $68.9 million, compared to revenues of $61.3 million for the same period in 2002. The net loss under GAAP for the 2003 nine month period was $24.7 million, or $(0.34) per share, compared to a net loss under GAAP of $56.9 million, or $(0.80) per share during the same period in 2002. On a non-GAAP basis, net loss for the nine month period ended September 30, 2003 excluding the amortization of purchased technology and intangibles, stock-based compensation and restructuring costs was $16.5 million, or $(0.22) per share, compared to a non-GAAP net loss of $36.2 million, or $(0.51) per share during the nine month period in 2002.

      "We continue to gain traction and market share with our E.6 products," said Karen Richardson, Chief Executive Officer. "One year ago, we launched the industry's first complete CRM suite based entirely on a service-oriented, component-based architecture. This launch was the culmination of a two-year product development initiative that produced the first platform technically capable of tackling the biggest issues facing CRM - long and costly implementation times, slow return on investment and very high total cost of ownership due to the inflexibility of the software. We are very pleased with the market response to E.6, both from a customer and industry analyst perspective. We continue to add new customers to our list of blue chip names, and many existing customers have significantly expanded their use of E.piphany solutions to include our operational CRM and Interaction Advisor products. In the third quarter, we signed significant transactions with existing customers such as Bell Canada, Cigna, eBookers, Washington Mutual and Wells Fargo, while adding seven more new clients, including Bank of Austria, ESCADA and Land Rover."

      Kevin Yeaman, chief financial officer, added, "Our balance sheet at the end of the quarter remains strong with cash and investments of $264 million and DSOs of 35 days. Additionally, we executed better than forecasted on cost controls, which is a key element in our drive to profitability."

About E.piphany

      The E.piphany E.6 CRM Software Suite enables global organizations to align touchpoints, processes and technologies around the customer. Built on the industry's most advanced, service-oriented architecture, the E.6 software solution creates benefits that cross departments and geographies, and result in rapid, measurable ROI. With the E.6 Suite of Marketing, Service and Sales software solutions, every customer interaction is driven by real-time intelligence, enabling businesses to better understand their customers and optimize every interaction from both a revenue generation and customer retention viewpoint. More than 460 companies, including nearly 40 of the Fortune 100, use E.piphany software products to enhance their customers' experiences while, at the same time, realizing the companies' business objectives. With worldwide headquarters in San Mateo, California, E.piphany serves customers in more than 40 countries worldwide.

      This press release contains forward-looking statements relating to E.piphany's sales and marketing traction with E.6, new customers, profitability and balance sheet strength. Actual results could differ materially from such forward-looking statements. Factors that could cause actual results to differ materially from the forward-looking statements include the degree of interest in and acceptance of E.piphany's new products, increases in the length of E.piphany's sales cycles, reduced IT spending by customers and potential customers, the introduction of new products and services by competitors and intense competition generally, our ability to hire and retain qualified personnel, and general and industry-specific economic conditions. These factors and others are described in more detail in our public reports filed with the Securities and Exchange Commission, such as those discussed in the "Risk

Factors" section included in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in our prior press releases. E.piphany assumes no duty to update forward-looking statements.

      This press release includes certain non-GAAP financial measures, including non-GAAP net loss and net loss per share amounts, that exclude the amortization of purchased technology and intangibles, stock-based compensation and restructuring costs. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for measures of financial performance prepared in accordance with GAAP. E.piphany's management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of the company's business operations. These measures also facilitate management's internal comparisons to our historical operating results and to our competitors' operating results, operational forecasting and budgeting. E.piphany has reported similar non-GAAP financial measures to our investors in the past and believes that the inclusion of comparative numbers at this time provides consistency in our financial reporting. Investors and potential investors are encouraged to review the reconciliation of the non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results.


Investor Contact:
      Todd Friedman, E.piphany, 650.356.3934, TFRIEDMAN@EPIPHANY.COM

Media Contact:
      Brandon McCormick, Access Communication, 415-844-6218, bmccormick@accesspr.com

                               (tables to follow)

                                 E.PIPHANY, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                    (in thousands, except per share amounts)
                                   (unaudited)

                                               Three months ended       Nine months ended

                                              9/30/2003   9/30/2002   9/30/2003   9/30/2002
                                              ---------   ---------   ---------   ---------
Revenues:
      Product license                         $ 10,239    $  6,756    $ 30,169    $ 24,484
      Services                                  13,969      13,039      38,708      36,855
                                              --------    --------    --------    --------
       Total revenues                           24,208      19,795      68,877      61,339
                                              --------    --------    --------    --------

Cost of revenues:
      Product license                              419         301       1,083         871
      Services                                   6,993       7,740      22,007      23,934
      Amortization of purchased technology         755       2,438       4,053       7,295
                                              --------    --------    --------    --------
       Total cost of revenues                    8,167      10,479      27,143      32,100
                                              --------    --------    --------    --------

       Gross profit                             16,041       9,316      41,734      29,239
                                              --------    --------    --------    --------

Operating expenses:
      Research and development                   7,753       8,318      24,495      25,884
      Sales and marketing                        9,947      12,169      33,334      41,843
      General and administrative                 2,831       3,060       8,318       9,447
      Restructuring costs                          518         419       3,840      12,141
      Amortization of purchased intangibles          8         209         261         640
      Stock-based compensation                       8          68          47         613
                                              --------    --------    --------    --------
       Total operating expenses                 21,065      24,243      70,295      90,568
                                              --------    --------    --------    --------
       Operating loss                           (5,024)    (14,927)    (28,561)    (61,329)

Other income, net                                1,090       1,324       4,426       4,420
                                              --------    --------    --------    --------
       Net loss before provision for taxes      (3,934)    (13,603)    (24,135)    (56,909)

Provision for taxes                                414          --         522          --

       Net Loss                               $ (4,348)   $(13,603)   $(24,657)   $(56,909)
                                              ========    ========    ========    ========

       Basic and diluted net loss per share   $  (0.06)   $  (0.19)   $  (0.34)   $  (0.80)
                                              ========    ========    ========    ========

       Shares used in computing basic and
         diluted net loss per share             73,727      72,099      73,318      71,463
                                              ========    ========    ========    ========

Certain amounts from prior periods have been reclassified to conform to the current year presentation.

                                 E.PIPHANY, INC.
                 NON-GAAP FINANCIAL MEASURES AND RECONCILIATION

                    (in thousands, except per share amounts)
                                   (unaudited)

                                               Three months ended      Nine months ended

                                              9/30/2003   9/30/2002   9/30/2003   9/30/2002
                                              ---------   ---------   ---------   ---------
Net loss: GAAP Basis                          $ (4,348)   $(13,603)   $(24,657)   $(56,909)
Less: Amortization of purchased technology         755       2,438       4,053       7,295
Less: Restructuring costs                          518         419       3,840      12,141
Less: Amortization of purchased intangibles          8         209         261         640
Less: Stock-based compensation                       8          68          47         613
                                              --------    --------    --------    --------
Net loss: Excluding restructuring costs and
certain non-cash items                        $ (3,059)   $(10,469)   $(16,456)   $(36,220)
                                              ========    ========    ========    ========

Basic and diluted net loss per share
excluding restructuring costs and certain
non-cash items                                $ (0.04)    $  (0.15)   $  (0.22)   $  (0.51)
                                              ========    ========    ========    ========

Shares used in computing basic
  and diluted net loss per share                73,727      72,099      73,318      71,463
                                              ========    ========    ========    ========

                                 E.PIPHANY, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                 (in thousands)
                                   (unaudited)

                                                               9/30/2003     12/31/2002
                            ASSETS
Current assets:
     Cash, cash equivalents and short-term investments        $   139,460    $   162,714
     Accounts receivable, net                                       9,357          6,852
     Prepaid expenses and other assets                              4,973          7,389
     Short-term restricted cash                                     1,226          1,191
                                                              -----------    -----------
                    Total current assets                          155,016        178,146

Long-term investments                                             116,421        115,068
Long-term restricted cash                                           7,268          7,984
Property and equipment, net                                         7,620         12,269
Goodwill, net                                                      81,499         81,499
Purchased intangibles, net                                          1,434          5,748
Other assets                                                        1,295          2,553
                                                              -----------    -----------
                                                              $   370,553    $   403,267
                                                              ===========    ===========

                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Current portion of capital lease obligations             $        12    $       156
     Accounts payable                                                 969          2,417
     Accrued compensation                                           8,671          9,064
     Accrued liabilities                                            6,988          8,280
     Current portion of restructuring costs                         7,547          8,206
     Deferred revenue                                              16,569         20,526
                                                              -----------    -----------
                    Total current liabilities                      40,756         48,649

Restructuring costs, net of current portion                        21,766         24,740
Other long-term liabilities                                           204            496
                                                              -----------    -----------
                    Total liabilities                              62,726         73,885

Stockholders' equity:
     Common stock                                                       7              7
     Additional paid-in capital                                 3,818,314      3,815,216
     Stockholders' notes receivable                                    --           (556)
     Accumulated and other comprehensive income (loss)               (302)           296
     Deferred compensation                                            (63)          (109)
     Accumulated deficit                                       (3,510,129)    (3,485,472)
                                                              -----------    -----------
                    Total stockholders' equity                    307,827        329,382
                                                              -----------    -----------
                                                              $   370,553    $   403,267
                                                              ===========    ===========